          The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under such Act and such laws or an exemption from registration under such Act and such laws which, in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for this corporation, is available.



                          SERIES C WARRANT CERTIFICATE

                                 SERACARE, INC.

Warrant No. WC- 01                                    No. of C Warrants:


     This certifies that, for value received and subject to the terms and conditions set forth herein, ___________________________ or their registered assign (the "Warrant Holder") is the registered holder of _________________ __________________________________ Series C Warrants.

     1. EXERCISE. The warrants evidenced hereby ("Series C Warrants"), as they may be adjusted from time to time, may be exercised at a price of $4.50 per Warrant to acquire one (1) share of the common stock or SeraCare, Inc. which is with par value of $0.001 (the "Common Stock" and the "Company," respectively). (The Common Stock acquirable upon exercise hereof is referred to herein as "Warrant Stock.") If, at the time of any exercise of a Series C Warrant, the Shares deliverable upon exercise of such Warrant shall not be registered under the Securities Act, the Company may require, as a condition of allowing such exercise, that the holder or transferee of such Warrant, furnish to the Company an opinion of counsel of recognized standing in securities law, to the effect that such exercise may be made without registration under the Securities Act, provided that subject to receipt of the aforementioned opinion, the exercise of the Warrant shall at all times be within the control of such holder or transferee, as the case may be, and, if required by the Company, by written representation that the shares being acquired by the exercise of the Warrant are being purchased for investment and not for distribution; acknowledging that such shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"); and agreeing that such shares may not be sold or transferred unless there is an effective Registration Statement for them under the 1933 Act, or in the opinion of counsel to the Company such sale or transfer is not in violation of the 1933 Act. No fractional shares may be acquired upon exercise hereof.

     2. TERM OF WARRANT. This Series C Warrant may be exercised at any time and from time to time in whole or in part commencing immediately upon issuance and terminating on the date which is the later of (i) five years from the date hereof and (ii) that date on which a registration statement relating to the shares underlying the Series C Warrants has remained in effect for an aggregate of two years, unless extended by a majority vote of the Board of Directors for such length of time as they, in their sole discretion, deem reasonable and necessary). The terms of the Series C Warrant Agreement are hereby incorporated by reference as if fully set forth herein.

     3. ADJUSTMENT OF EXERCISE PRICE. The number of shares purchasable upon exercise of this Series C Warrant is subject to adjustment in accordance with the Series C Warrant Agreement.

     4. REDEMPTION. These Warrants may be redeemed in accordance with the terms fully set forth in the Series C Warrant Agreement.

     5. RESERVATION OF COMMON STOCK. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Series
C Warrants upon the basis set forth herein will at all times during the term of this Series C Warrant be reserved for the exercise hereof.

     6. MANNER OF EXERCISE. Exercise may be made of all or any part of the Series C Warrants by surrendering this certificate, with the purchase form to be provided by the Company, duly executed by the Warrant Holder or by the Warrant Holder's duly authorized attorney, plus payment of the exercise price therefor in cash at the office of the Company or its designated assign. A cashless exercise may also be made by the holder in accordance with the provisions of the Series C Warrant Agreement.

     7. ISSUANCE OF COMMON STOCK UPON EXERCISE. The Company, at its own expense, shall cause to be issued and delivered, within ten (10) days after exercise of this Series C Warrant, a certificate or certificates in the name or names requested by the Warrant Holder representing the number of shares of Common Stock to which the Warrant Holder is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of this Series C Warrant shall be validly issued, fully paid and non-assessable.

     Irrespective of the date of issuance and delivery of any certificate representing the shares of Common Stock upon the exercise of this Series C Warrant, each person in whose name any such certificate is to be issued will for all purposes be deemed to have become the holder of record of the Common Stock acquired on the date on which a duly executed notice of exercise of this Series C Warrant and payment for the number of shares exercised are received by the Company.

     8. REGISTRATION RIGHTS. The shares underlying the Series C Warrants shall have mandatory and piggyback registration rights.

     9. NO RIGHT AS STOCKHOLDER. The Warrant Holder is not, by virtue of his ownership of this Series C Warrant, entitled to any rights whatsoever as a stockholder of the Company.

     10. ASSIGNMENT. This Series C Warrant may not be assigned without providing the Company an opinion satisfactory to its counsel that an exemption from registration for the transfer exists.

     11. WARRANT AGREEMENT. The actual terms and conditions of this Series C Warrant are contained in a Warrant Agreement entered into by and between the Company and the Warrant holder, the terms and conditions of which are incorporated herein by this reference as if fully set forth herein and made a part hereof. To the extent of any conflict herewith, the terms and conditions of the Warrant Agreement shall apply.


     IN WITNESS WHEREOF, the Company has caused this Warrant certificate to be signed on its behalf by its President or Senior Vice President, his signature to be attested to by its Secretary, and its corporate seal to be hereunto affixed this 28th day of December, 1998.


[SEAL]                                     SERACARE, INC.
                                                on behalf of the Company
                                           and as Warrant Agent

                                           By: /s/ Jerry L. Burdick
                                               -------------------------
                                               Executive Vice President


Attest: /s/ Jerry L. Burdick
        ---------------------------
        Name:  Jerry L. Burdick
              ---------------------
        Title:  Secretary
               --------------------


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